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                                                                    EXHIBIT 10.3

                                                                DRAFT OF 9/26/96
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                 TAX ALLOCATION AND INDEMNIFICATION AGREEMENT
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          TAX ALLOCATION AND INDEMNIFICATION AGREEMENT dated as of _______, 1996
(this "Agreement") between R.R. Donnelley & Sons Company, a Delaware corporation ("RRD"), and Donnelley Enterprise Solutions Incorporated, a Delaware corporation (the "Company").

                              W I T N E S E T H:
                              - - - - - - - - -

          WHEREAS, RRD is the owner of all of the issued and outstanding capital stock of the Company;

          WHEREAS, RRD and the Company are members of an "affiliated group" (as defined in Section 1504(a) of the Code) of which RRD is the common parent;

          WHEREAS, as a result of the initial public offering of the Common Stock of the Company pursuant to the Underwriting Agreement among the Company, Salomon Brothers Inc, Montgomery Securities and J.P. Morgan Securities Inc. (the "Underwriting Agreement"), it is expected that RRD and the Company will no longer be members of an affiliated group; and

          WHEREAS, RRD and the Company desire to set forth their rights and obligations with respect to certain tax liabilities;

          NOW, THEREFORE, in consideration of the agreements and mutual covenants contained herein, the parties hereto agree as follows:

          Section 1. Definitions. As used in this Agreement, the following terms shall have the following meaning:

               "Affiliate" shall mean, with respect to any entity, any other individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust or unincorporated organization which directly or indirectly controls, is controlled by or is under common control with such entity.

               "Balance Sheet" shall mean the balance sheet of the Company and the Subsidiaries as of June 30, 1996, included in Amendment No. 1 to the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission.

               "Balance Sheet Date" shall mean June 30, 1996.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.



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               "Combined Group" shall mean the "affiliated group" (as defined in
     Section 1504(a) of the Code) of which RRD is the common parent and any other group of corporations that, at any time on or before the Closing
     Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with the Company or the Subsidiaries (other than such a group which includes or has included the Company and/or one or more of the Subsidiaries, but no other corporation).

               "Company Group Member" shall mean the Company and the Subsidiaries (and, after the Closing Date, any Affiliate thereof) and their respective successors and assigns.

               "Closing Date" shall mean the date of the closing of the initial public offering of the Common Stock of the Company pursuant to the Underwriting Agreement.

               "Interim Period" shall mean the period beginning the calendar day after the Balance Sheet Date and ending on and including the Closing Date.

               "RRD Group Member" shall mean RRD and any Affiliates of RRD (other than the Company and the Subsidiaries) and their respective successors and assigns.

               "Subsidiaries" shall mean Integrated Analysis, Inc. and LANSystems (U.K.) Ltd.

                "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority.

               "Tax Package" has the meaning set forth in Section 3(c).

               "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          Section 2. Liability for Taxes. (a) RRD shall be liable for, and indemnify each Company Group Member against, all (i) Taxes imposed on the Company or any Subsidiary solely as a result of being a member of a Combined Group pursuant to Treas. Reg. (S) 1.1502-6 or similar provisions of state and local law and

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(ii) Taxes imposed on the Company or any Subsidiary, or for which the Company or any Subsidiary may otherwise be liable, for any taxable year or period (or portion thereof) that ends on or before the Balance Sheet Date; provided, however, that RRD shall not be liable for, and shall not indemnify any Company Group Member against, any Taxes shown as a liability or reserve on the Balance Sheet. Except to the extent shown as an asset on the balance sheet, RRD shall be entitled to any refund of (or credit for) Taxes attributable to RRD or any of its Affiliates (including the Company and each of the Subsidiaries) allocable to any taxable year or period (or portion thereof) that ends on or before the Balance Sheet Date, and the Company agrees to remit any such refund paid to it to RRD.

          (b) The Company shall be liable for, and indemnify each RRD Group Member against, all Taxes imposed on the Company or any Subsidiary, or for which the Company or any Subsidiary may otherwise be liable (including, without limitation, any Taxes shown as a liability or reserve on the Balance Sheet); provided, however, that the Company shall not be liable for, and shall not indemnify any RRD Group Member against, any Taxes for which RRD is expressly liable pursuant to Section 2(a) of this Agreement. Except as provided in Section 2(a) or 2(d) of this Agreement, the Company shall be entitled to any refund of (or credit for) Taxes attributable to the Company or any Subsidiary for any taxable year or period (or portion thereof).

          (c) For purposes of Sections 2(a) and 2(b) of this Agreement, the allocation of Taxes of a Combined Group to the Company and the Subsidiaries for the taxable year or period (or portion thereof) ending on the Balance Sheet Date and for the Interim Period shall be determined consistent with RRD's current tax sharing arrangement. Further, whenever it is necessary to determine the liability for Taxes of the Company or any Subsidiary for a partial taxable year or period (including a partial period ending on the Balance Sheet Date or the Interim Period), the determination of the Taxes of the Company or such Subsidiary for the portion of such period shall be determined on a "closing of the books basis" by assuming that the books of the Company or such Subsidiary were closed at the close of such period, except that Taxes (such as property Taxes) imposed on a periodic bais shall be allocated on a daily basis and deductions (such as depreciation) allowable on a periodic basis shall be allocated on a daily basis.

          (d) Notwithstanding Section 2(a) of this Agreement, if, as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return, there is any change after the Balance Sheet Date in an item of income, gain, loss, deduction, credit or amount of Tax that results in an increase in a Tax liability for which RRD would otherwise be liable pursuant to Section 2(a), and such change results in a potential decrease

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(the "Decrease Amount") in the Tax liability of the Company, any Subsidiary or any Affiliate thereof for any taxable year or period (or portion thereof) beginning after the Balance Sheet Date, then RRD shall be entitled to the full amount of such Decrease Amount (whether through (i) a retention by RRD of any Tax refund, reduction in Taxes, Tax credit, or other benefit equal to such Decrease Amount; (ii) a payment by the Company of an amount equal to the Decrease Amount; (iii) an offset by RRD of amounts otherwise payable by RRD to the Company; (iv) a combination of the foregoing; or (v) other means). The Decrease Amount shall be determined by assuming that (i) the Company, any Subsidiary or any Affiliate thereof is subject to Tax at the highest marginal rate in effect for all affected taxing jurisdictions at the time the Decrease Amount is determined, and (ii) the potential decrease in Tax liability will be recognized by the Company, any Subsidiary or any Affiliate thereof immediately.

          (e) The Company shall pay, and shall indemnify RRD against, any real property transfer or gains Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax, or other similar Tax imposed on the transactions contemplated by this Agreement.

          Section 3. Tax Returns. (a) RRD shall file or cause to be filed when due all Tax Returns of any Combined Group and shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. The Company shall file or cause to be filed when due all Tax Returns that are required to be filed after the Closing Date by or with respect to the Company and each Subsidiary (other than the Tax Returns of any Combined Group) and shall remit or cause to be remitted any Taxes due in respect of such Tax Returns (it being understood that the Company may cause such Tax Returns to be filed and such Taxes to be remitted through RRD pursuant to the Transition Services Agreement dated as of _______,
1996). RRD or the Company shall pay the other party for the Taxes for which RRD or the Company, respectively, is liable pursuant to Sections 2(a), 2(b), or 2(e) of this Agreement but which are payable with any Tax Return to be filed by the other party pursuant to this Section 3(a) upon the written request of the party entitled to payment, setting forth in detail the computation of the amount owed by RRD or the Company, as the case may be, but in no event earlier than 10 days prior to the due date for the payment of such Taxes. All Tax Returns which the Company is required to file or cause to be filed in accordance with this Section 3(a) shall be prepared and filed in a manner consistent with past practice and, on such Tax Returns, no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing and filing similar Tax Returns in prior periods.

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          (b) Neither the Company, any Subsidiary or, after the Closing Date, any Affiliate thereof shall (or shall cause or permit the Company or any Subsidiary to) amend, refile or otherwise modify any Tax Return relating in whole or in part to the Company or any Subsidiary with respect to any taxable year or period ending on or before the Balance Sheet Date without the prior written consent of RRD, which consent may be withheld in the sole discretion of RRD.

          (c) The Company shall promptly prepare (and cause each Subsidiary to prepare) and provide to RRD a package of Tax information materials, including, without limitation, schedules and work papers (the "Tax Package") required by RRD to enable RRD to prepare and file all Tax Returns required to be prepared and filed by it pursuant to Section 3(a). The Tax Package shall be completed in accordance with past practice, including past practice as to providing such information and as to the method of computation of separate taxable income or other relevant measure of income of the Company. The Company shall cause the Tax Package to be delivered to RRD within 60 days after requested by RRD.

          Section 4. Contest Provisions. RRD shall have the sole right to represent the Company's and each Subsidiary's interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before or including the Balance Sheet Date, and to employ counsel of its choice at its expense. None of the Company or any of its Affiliates may settle any Tax claim for any taxable year or period ending on or before or including the Balance Sheet Date which may be the subject of indemnification by RRD under
Section 2(a) of this Agreement without the prior written consent of RRD, which consent may be withheld in the sole discretion of RRD.

          Section 5. Assistance and Cooperation. After the Closing Date, each of RRD and the Company shall (and cause their respective Affiliates to):

          (a) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with
     Section 3(a) of this Agreement;

          (b) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company and each Subsidiary;

          (c) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company and each Subsidiary;

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          (d) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company and each Subsidiary for taxable periods for which the other may have a liability under this Agreement;

          (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period; and

          (f) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in Section 2(e) of this Agreement (relating to sales, transfer and similar Taxes).

          Section 6.  General Provisions.
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          (a) Effectiveness. This Agreement will be effective from and after the
Closing Date.

          (b) Entire Agreement; Binding Effect. This Agreement (i) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by either party (by operation of law or otherwise) without the prior written consent of the other party.

          (c) Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

          (d) Applicable Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of Illinois, without giving effect to the principles thereof relating to conflicts of laws.

          (e) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed given if delivered personally, if telecopied (only if confirmed), if sent by FedEx or other overnight courier or delivery service or if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or facsimile numbers:

          (a)  If to RRD:

               R.R. Donnelley & Sons Company
               77 West Wacker Drive
               Chicago, IL  60601


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               Facsimile No.:  (312) 326-8708
               Attention:  Paul F. Grossman, Director
               Federal & International Taxes

          (b)  If to the Company:

               Donnelley Enterprise Solutions, Incorporated
               161 North Clark Street, Suite 2400
               Chicago, Illinois  60601
               Facsimile No.:  [       ]
               Attention:  [        ]

The address or facsimile number of a party, for the purposes of this Section 6(e), may be changed by giving written notice to the other party of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses and facsimile numbers provided herein shall be deemed to continue in effect for all purposes hereunder.

          (f) Amendment and Waiver. No amendment of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

          (g) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, subject to the Section 6(b) hereof, their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          (h) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (i) Headings; Pronouns and Conjunctions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise indicated herein or the context otherwise requires, the singular shall include the plural and the plural shall include the singular. The word "or" shall not be deemed inclusive.

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